UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 12, 2015

CITRIX SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road Fort Lauderdale, Florida	33309
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 267-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Al Monserrat, Senior Vice President, Sales and Services, of Citrix Systems, Inc. (“Citrix”), will be leaving Citrix after fifteen years of service to the company. Mr. Monserrat will provide transitional advisory services to Citrix through April 1, 2015 as Citrix’s Senior Vice President, Sales Strategy. In connection with his departure, Mr. Monserrat will cease to serve as an executive officer (as such term is defined in Rule 3b-7 of the Securities Exchange Act of 1934) of Citrix, effective January 13, 2015. In addition to receiving his current compensation and benefits during the transition period, and pursuant to a mutual separation and release agreement entered into between Mr. Monserrat and Citrix on January 12, 2015, Citrix agreed to pay Mr. Monserrat a separation compensation payment equal to his current base salary for the period from his termination date through January 15, 2016 and his current annual target variable cash compensation amount for 2015.

Item 7.01 Regulation FD Disclosure.

A press release, dated January 12, 2015, announcing, among other things, the matter described above is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1*	Press release dated January 12, 2015 of Citrix Systems, Inc.

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: January 12, 2015	By:	/s/ David J. Henshall
	Name:	David J. Henshall
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1*	Press release dated January 12, 2015 of Citrix Systems, Inc.

*	Furnished herewith.